Exhibit 99.3


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          INTERNET COMMERCE CORPORATION

             Index to Consolidated Financial Statements and Schedule




                                                                          Page
                                                                          ----

Report of Independent Registered Public Accounting Firm                    F-2
Consolidated Balance Sheets                                                F-3
Consolidated Statements of Operations                                      F-4
Consolidated Statements of Changes in Stockholders' Equity and Other
Comprehensive Income                                                       F-5
Consolidated Statements of Cash Flows                                      F-7
Notes to Consolidated Financial Statements                                 F-8
Schedule II.  Valuation and Qualifying Accounts                            F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Internet Commerce Corporation
New York, NY

We have audited the accompanying consolidated balance sheets of Internet Commerce Corporation (the "Company") as of July 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and other comprehensive income, and cash flows for each of the three years in the period ended July 31, 2003. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Internet Commerce Corporation as of July 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 2 to the Consolidated Financial Statements, the Company adopted the provision of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS 142, "Goodwill and Other Intangible Assets," effective August 1, 2001.

/s/ Deloitte & Touche LLP
-----------------------------
New York, New York
October 27, 2003
(June 18, 2004 as to Note 14)

INTERNET COMMERCE CORPORATION

Consolidated Balance Sheets


                                                                                 July 31,
                                                                       ------------------------------
                                                                           2003              2002
                                                                       ------------      ------------

ASSETS
Current assets:
   Cash and cash equivalents                                           $  2,283,339      $  2,087,915
   Marketable securities                                                     91,941           130,691
   Accounts receivable, net of allowance for
     doubtful accounts of $220,281 and $241,684,
     respectively                                                         1,732,890         2,976,472
   Prepaid expenses and other current assets                                295,474           478,070
                                                                       ------------      ------------
          Total current assets                                            4,403,644         5,673,148

Restricted cash                                                             128,607           157,103
Property and equipment, net                                                 556,812         1,151,864
Software development costs, net                                             127,841           326,588
Goodwill                                                                  1,211,925         2,194,067
Other intangible assets, net                                              2,151,000         3,107,000
Other assets                                                                 18,507            15,166
                                                                       ------------      ------------
          Total assets                                                 $  8,598,336      $ 12,624,936
                                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $    918,337      $    862,090
   Accrued expenses                                                       1,178,880         1,407,848
   Accrued dividends - preferred stock                                      231,726           231,695
   Deferred revenue                                                          96,952           164,451
   Capital lease obligation                                                 148,189           181,870
   Other current liabilities                                                129,985           203,454
                                                                       ------------      ------------
          Total current liabilities                                       2,704,069         3,051,408

Capital lease obligation - less current portion                              46,120           192,298
Other non-current liabilities                                                 8,011              --
                                                                       ------------      ------------
          Total liabilities                                               2,758,200         3,243,706

Commitments and contingencies

Stockholders' Equity:
Preferred stock - 5,000,000 shares authorized,
    including 10,000 shares of series A, 10,000
    shares of series C, 250 shares of series D and
    175 shares of series S:
  Series A preferred stock - par value $.01 per
  share, none issued and outstanding                                           --                --
  Series C preferred stock - par value $.01 per
  share, 44.76 votes per share; 10,000 shares
  issued and outstanding (liquidation value of $10,231,726)                     100               100
  Series D preferred stock - par value $.01 per share,
  769 votes per share; 250 shares issued and
  outstanding (liquidation value of $250,000) in 2003                             3              --
  Common stock:
    Class A - par value $.01 per share, 40,000,000
      shares authorized, one vote per share;
      13,797,566 and 11,679,964 shares issued
      and outstanding, respectively                                         137,976           116,801
    Class B - par value $.01 per share, 2,000,000
      shares authorized, six votes per share;
      none issued and outstanding                                              --                --
Additional paid-in capital                                               87,489,583        85,401,277
Accumulated deficit                                                     (81,813,191)      (75,808,873)
Accumulated other comprehensive income (loss)                                25,665          (328,075)
                                                                       ------------      ------------
          Total stockholders' equity                                      5,840,136         9,381,230
                                                                       ------------      ------------

          Total liabilities and stockholders' equity                   $ $8,598,336      $ 12,624,936
                                                                       ============      ============

                 See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION

Consolidated Statements of Operations


                                                                                         Year Ended July 31,
                                                                          --------------------------------------------------
                                                                             2003                2002               2001
                                                                          ------------       ------------       ------------

Revenues:
   Services                                                               $ 12,083,314       $ 11,221,796       $  9,742,518
   Technology License                                                             --            3,000,000               --
                                                                          ------------       ------------       ------------
      Total revenues                                                        12,083,314         14,221,796          9,742,518
                                                                          ------------       ------------       ------------

Expenses:
   Cost of services (excluding non-cash compensation
   of $118, 762 and $325,834 in 2002 and 2001, respectively                  7,621,823          8,775,553          9,354,354
   Impairment of software inventory                                            248,077               --                 --
   Impairment of capitalized software                                          148,479               --                 --
   Product development and enhancement                                       1,110,941            976,903            931,028
   Selling and marketing (excluding non-cash compensation
     of $29,690 and $94,294, in 2002 and 2001, respectively)                 3,034,726          3,499,500          5,383,583
   General and administrative (excluding non-cash compensation of $139,415, $101,556 and $570,920 in 2003, 2002 and 2001,
     respectively)                                                           4,438,630          5,849,312          9,682,586
   Non-cash charges for stock-based compensation, services
     and legal settlements                                                     139,415            250,008            991,048
   Impairment of goodwill and acquired intangibles                             982,142          1,710,617         16,708,479
                                                                          ------------       ------------       ------------
                                                                            17,724,233         21,061,893         43,051,078
                                                                          ------------       ------------       ------------

Operating loss                                                              (5,640,919)        (6,840,097)       (33,308,560)
                                                                          ------------       ------------       ------------

Other income and (expense):
   Interest and investment income                                               12,923             27,154            428,432
   Investment gain (loss)                                                      (19,072)           121,022            116,599
   Interest expense                                                            (39,326)           (69,385)           (73,569)
   Impairment of marketable securities                                        (317,924)              --                 --
   Other income                                                                   --              213,753             51,859
                                                                          ------------       ------------       ------------
                                                                              (363,399)           292,544            523,321
                                                                          ------------       ------------       ------------

Loss before income taxes                                                    (6,004,318)        (6,547,553)       (32,785,239)

Income tax benefit                                                                --                 --            1,929,887
                                                                          ------------       ------------       ------------

Net loss                                                                    (6,004,318)        (6,547,553)       (30,855,352)

Dividends on preferred stock                                                  (400,031)          (364,987)          (420,309)
Beneficial conversation feature relating to series D
  preferred stock                                                             (106,730)              --                 --
Beneficial conversion feature for repricing and
  issuance of warrants in warrant exchange offer                                  --             (461,084)              --
                                                                          ------------       ------------       ------------

Loss attributable to common stockholders                                  $ (6,511,079)      $ (7,373,624)      $(31,275,661)
                                                                          ============       ============       ============

Basic and diluted loss per common share                                   $      (0.53)      $      (0.68)      $      (3.57)
                                                                          ============       ============       ============

Weighted average number of common shares outstanding -
   basic and diluted                                                      $ 12,303,367       $ 10,867,447       $  8,767,752
                                                                          ============       ============       ============


                 See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity and Other Comprehensive Income


                                                      Preferred Stock                                   Common Stock
                                       --------------------------------------------------------------------------------------------
                                       Series A           Series C            Series D            Class A             Class B
                                       --------------------------------------------------------------------------------------------
                                       Shares   Amount     Shares    Amount    Shares  Amount    Shares    Amount    Shares  Amount
                                       --------------------------------------------------------------------------------------------

Balance - August 1, 2000               668     $   7      10,000    $ 100        -    $    -    6,388,445  $63,884    2,574  $  26

Conversion of series A preferred
  stock                               (443)       (5)                                             135,584    1,356
Exchange of common stock                                                                              644        7     (644)    (7)
Proceeds from exercise of employee
 stock options                                                                                    169,280    1,693
Stock options issued for services
Common stock issued for acquisitions                                                            2,957,484   29,575
Options and warrants issued for
  acquisitions
Unearned restricted stock issued
  to RTCI employees
Amortization of deferred
  compensation for restricted stock
Preferred stock dividends
Common stock issued as payment for
  dividends on preferred stock                                                                   118,743     1,187
Net loss
Unrealized loss - marketable
  securities

     Total comprehensive loss

                                  -------------------------------------------------------------------------------------------------
Balance - July 31, 2001                225    $    2      10,000    $ 100        -    $    -   9,770,180   $97,702    1,930   $ 19

Conversion of series A preferred
  stock                               (225)       (2)                                             73,688       737
Proceeds from exercise of employee
  stock options                                                                                   69,452       695
Forfeiture of cash related to
  options issued in acquisition
Conversion of Class B common stock                                                                 1,930        19   (1,930)   (19)
Proceeds from exercise of  warrants                                                               23,910       239
Proceeds from warrant exchange offer                                                             263,715     2,638
Proceeds from private placement of
  common stock and warrants                                                                    1,159,716    11,597
Common stock issued to directors                                                                  22,218       222
Forfeiture and cancellation of
  a former officer's restricted
  common stock                                                                                   (23,684)     (237)
Common stock issued to investment
  advisors                                                                                       200,000     2,000
Common stock issued to consultants                                                                20,000       200
Common stock issued  as payment for
  dividends on preferred stock                                                                    98,839       989
Accrued dividends on preferred stock
Amortization of deferred compensation
  for restricted stock
Net loss
Unrealized loss - marketable
  securities

     Total comprehensive loss

                                     ---------------------------------------------------------------------------------------------
Balance - July 31, 2002                  -    $    -     10,000   $   100        -    $    -  11,679,964  $116,801        -  $   -


INTERNET COMMERCE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity and Other
Comprehensive Income (Cont'd)



                                                               Accumulated
                                                      --------------------------------     Deferred
                                          Additional                        Other         Compensation         Total
                                           Paid-In                      Comprehensive      Restricted      Stockholders'
                                           Capital         Deficit          Loss              Stock           Equity
                                         ---------------------------------------------------------------------------------

Balance - August 1, 2000                 $58,432,187    $(38,405,968)   $       -         $        -        $20,090,236

Conversion of series A preferred
  stock                                       (1,351)                                                                 -
Exchange of common stock                                                                                              -
Proceeds from exercise of employee
 stock options                                371,986                                                           373,679
Stock options issued for services             450,110                                                           450,110
Common stock issued for acquisitions       19,828,610                                                        19,858,185
Options and warrants issued for
  acquisitions                              1,667,323                                                         1,667,323
Unearned restricted stock issued
  to RTCI employees                                                                         (730,957)          (730,957)
Amortization of deferred
  compensation for restricted stock                                                          540,938            540,938
Preferred stock dividends                   (420,309)                                                          (420,309)
Common stock issued as payment for
  dividends on preferred stock               421,597                                                            422,784
Net loss                                                 (30,855,352)                                       (30,855,352)
Unrealized loss - marketable
  securities                                                             (209,728)                             (209,728)

     Total comprehensive loss
                                     ------------------------------------------------------------------------------------
Balance - July 31, 2001                  $80,750,153    $(69,261,320)   $(209,728)         $(190,019)       $11,186,909

Conversion of series A preferred
  stock                                         (735)                                                                 -
Proceeds from exercise of employee
  stock options                               223,187                                                           223,882
Forfeiture of cash related to
  options issued in acquisition               106,979                                                           106,979
Conversion of Class B common stock                                                                                    -
Proceeds from exercise of warrants             59,536                                                            59,775
Proceeds from warrant exchange offer          636,936                                                           639,574
Proceeds from private placement of
  common stock and warrants                 3,095,671                                                         3,107,268
Common stock issued to directors               59,766                                                            59,988
Forfeiture and cancellation of
  a former officer's restricted
  common stock                               (144,000)                                                         (144,237)
Common stock issued to investment
  advisors                                    502,560                                                           504,560
Common stock issued to consultants             77,200                                                            77,400
Common stock issued  as payment for
  dividends on preferred stock                399,011                                                           400,000
Accrued dividends on preferred stock         (364,987)                                                         (364,987)
Amortization of deferred compensation
  for restricted stock                                                                       190,019            190,019
Net loss                                                  (6,547,553)                                        (6,547,553)
Unrealized loss - marketable
  securities                                                             (118,347)                             (118,347)
                                                                                                             ----------
     Total comprehensive loss                                                                                (6,665,900)

                                     ------------------------------------------------------------------------------------
Balance - July 31, 2002                   $85,401,277   $(75,808,873)   $(328,075)          $      -         $9,381,230

                       See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity and Other Comprehensive Income


                                                   Preferred Stock                                  Common Stock
----------------------------------------------------------------------------------------------------------------------------------
                              Series A         Series C            Series D              Class A                 Class B
-----------------------------------------------------------------------------------------------------------------------------------
                              Shares   Amount   Shares    Amount    Shares    Amount     Shares     Amount        Shares    Amount
----------------------------------------------------------------------------------------------------------------------------------
Balance - July 31, 2002         -     $    -    10,000    $   100       -     $    -    11,679,964  $ 116,801          -     $    -

Proceeds from private
  placement of Series D
  preferred stock, common
  stock and warrants                                                  250          3     1,682,683     16,827

Common stock and warrants
  issued for services                                                                       48,076        480

Common stock issued to
  directors                                                                                 71,703        716

Proceeds from exercise of
  employee stock options                                                                    12,797        128

Accrued dividends on
  preferred stock

Common stock issued as
  payment for dividends
  on preferred stock                                                                       302,343      3,024

Forfeiture of cash
  related to options
  issued in acquisition

Stock options issued for
  consulting services

Warrants issued in
  connection with accounts
  receivable financing
  agreement

Net loss

Reclassification of net
  unrealized loss on sale

Unrealized gain on
  marketable securities

Impairment of marketable
  securities

       Total comprehensive loss

Balance - July 31, 2003         -     $    -    10,000    $   100     250     $    3    13,797,566    137,976          -     $    -
====================================================================================================================================


                                      F-6


INTERNET COMMERCE CORPORATION

Consolidated Statements of Changes in Stockholders' Equity and Other
Comprehensive Income (Cont'd)



                                                            Accumulated
                                                    ----------------------------------    Deferred
                                       Additional                         Other         Compensation         Total
                                        Paid-In                       Comprehensive      Restricted      Stockholders'
                                        Capital         Deficit           Loss              Stock           Equity
                                     ---------------------------------------------------------------------------------

Balance - July 31, 2002               $85,401,277    $(75,808,873)   $ (328,075)          $    -          $9,381,230

Proceeds from private
  placement of Series D
  preferred stock, common
  stock and warrants                    1,830,734                                                          1,847,564

Common stock and warrants
  issued for services                      49,520                                                             50,000

Common stock issued to
  directors                                83,950                                                             84,666

Proceeds from exercise of
  employee stock options                    3,258                                                              3,386

Accrued dividends on
  preferred stock                        (400,031)                                                          (400,031)

Common stock issued as
  payment for dividends
  on preferred stock                      396,977                                                            400,001

Forfeiture of cash
  related to options
  issued in acquisition                    47,511                                                             47,511

Stock options issued for
  consulting services                      42,248                                                             42,248

Warrants issued in
  connection with accounts
  receivable financing
  agreement                                34,139                                                             34,139

Net loss                                               (6,004,318)                                        (6,004,318)

Reclassification of net
  unrealized loss on sale                                                19,072                               19,072

Unrealized gain on
  marketable securities                                                  16,744                               16,744

Impairment of marketable
  securities                                                            317,924                              317,924
                                                                                                          ----------
       Total comprehensive loss                                                                           (5,650,578)


Balance - July 31, 2003                $87,489,583   $(81,813,191)     $ 25,665        $       -          $5,840,136
                                       =============================================================================

                       See notes to consolidated financial statements.

INTERNET COMMERCE CORPORATION

Consolidated Statements of Cash Flows


                                                                                        Year Ended July 31,
                                                                      ----------------------------------------------------
                                                                          2003                2002               2001
                                                                      ------------        ------------        ------------

Cash flows from operating activities:
Net loss                                                              $ (6,004,318)       $ (6,547,553)       $(30,855,352)
Adjustments to reconcile net loss to net cash used
 in operating activities:
   Impairment of goodwill and intangible assets                            982,142           1,710,617          16,708,479
   Impairment of software inventory                                        248,077                --                  --
   Impairment of capitalized software                                      148,479                --                  --
   Impairment of marketable securities                                     317,924                --                  --
   Depreciation and amortization                                         1,678,166           2,132,467           3,693,664
   Bad debt expense                                                         43,501             223,107             261,640
   Non-cash interest expense                                                 5,705                --                  --
   Loss on disposal of fixed assets                                           --                10,453               6,370
   Realized loss (gain) on sale of marketable securities                    19,072            (121,020)           (116,599)
   Non-cash charges for equity instruments issued
    for compensation, services, change of control
    and legal settlement                                                   139,415             250,008             991,048
   Deferred taxes                                                             --                  --            (1,929,887)
   Changes in:
       Accounts receivable                                               1,200,081          (1,611,337)           (485,326)
       Prepaid expenses and other assets                                   (40,388)            (35,664)            253,854
       Accounts payable                                                     45,413             148,420            (300,042)
       Accrued expenses                                                   (350,961)           (285,000)            497,875
       Deferred revenue                                                    (67,499)           (142,314)           (201,990)
       Other liabilities                                                   (65,458)            (24,735)             74,989

       Net cash in operating activities                                 (1,700,649)         (4,292,551)        (11,401,277)

Cash flows from investing activities:
   Payment for acquisitions, net of cash acquired                             --                  --               (22,055)
   Capitalization of software development costs                            (16,333)           (175,034)           (188,175)
   Purchases of property and equipment                                     (60,513)            (49,535)           (641,671)
   Proceeds from sales of property and equipment                              --                31,252                --
   Proceeds from sales of marketable securities                             55,494             537,535             270,720
   Proceeds from maturity of certificates of deposits                       28,496             119,532             247,228
                                                                      ------------        ------------        ------------
       Net cash provided by (used in) investing activities                   7,144             463,750            (333,953)
                                                                      ------------        ------------        ------------

Cash flows from financing activities:
   Proceeds from issuance of preferred stock and
     warrants, net                                                         250,000                --                  --
   Proceeds from issuance of common stock and warrants, net              1,815,402           3,107,269                --
   Proceeds from exercise of warrants                                         --               699,348                --
   Proceeds from exercise of employee stock options                          3,386             223,882             373,678
   Payment of dividends                                                       --                (6,583)               --
   Payments of capital lease obligations                                  (179,859)           (330,687)           (418,290)
                                                                      ------------        ------------        ------------
       Net cash provided by (used in) financing activities               1,888,929           3,693,229             (44,612)
                                                                      ------------        ------------        ------------

Net increase (decrease) in cash and cash equivalents                       195,424            (135,572)        (11,779,842)

Cash and cash equivalents, beginning of period                           2,087,915           2,223,487          14,003,329
                                                                      ------------        ------------        ------------

Cash and cash equivalents, end of period                                 2,283,339           2,087,915           2,223,487
                                                                      ============        ============        ============
Supplemental disclosure of cash flow information:
   Cash paid for interest during the period                           $     33,621        $     69,385        $     73,569


                 See notes to consolidated financial statements

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


1. ORGANIZATION AND NATURE OF BUSINESS

   Internet Commerce Corporation ("ICC" or the "Company") provides Internet-based services for the e-commerce business-to-business communication services market. ICC.NET, our global Internet-based value added network, or VAN, provides supply chain connectivity solutions for electronic data interchange, or EDI, and e-commerce and offers users a vehicle to securely send and receive files of any format and size.

   The ICC.NET system uses the Internet and proprietary technology to deliver the Company's customers' documents and data files to members of their trading communities, many of which have incompatible systems, by translating the documents and data files into any format required by the receiver. The system can be accessed using a standard web browser or virtually any other communications protocol.

   Through the acquisition of Intercoastal Data Corporation ("IDC") on August 3, 2000, ICC expanded its capabilities to include an EDI service bureau, which provides EDI services to small and mid-sized companies. IDC's services include the conversion of electronic forms into hard copies and the conversion of hard copies to an EDI format. IDC also provides Universal Product Code ("UPC") services and maintains UPC catalogs for its customers.

   The acquisition of Research Triangle Commerce, Inc. ("RTCI") on November 6, 2000, provided the Company with the capability to facilitate the development and operation of comprehensive business-to-business electronic commerce solutions. RTCI specializes in electronic commerce solutions involving EDI and EAI (Enterprise Application Integration) by providing mission critical electronic commerce consulting, electronic commerce software, outsourced electronic commerce services and technical resource management

   As of July 31, 2003, ICC had cash and cash equivalents and marketable securities of approximately $2,375,000. These resources, together with the Company's accounts receivable financing agreement (Note 11) are expected to provide the Company with sufficient liquidity to continue in operation through July 31, 2004. However, if expenses increase more than anticipated, or revenue does not increase as anticipated because of competitive or other reasons, cash resources may not be sufficient and the Company will require additional financing. There can be no assurances that any financing will be available or that the terms will be acceptable to the Company.

2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

   Principles of consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

   Revenue recognition:

   The Company derives revenue from subscriptions to its ICC.NET service, which includes transaction, mailbox and fax transmission fees. The subscription fees are comprised of both fixed and usage-based fees. Fixed subscription fees are recognized on a pro-rata basis over the subscription period, generally three to six months. Usage fees are recognized in the period the services are rendered. The Company also derives revenue through implementation fees, interconnection fees and by providing data mapping services to its customers. Implementation fees are recognized over the life of the subscription period. Interconnection fees are fees charged to connect to another VAN service and are recognized when the data is transmitted to the connected service. Revenue from data mapping services is recognized when the map has been completed and delivered to the customer. The Company has a limited number of fixed fee data mapping services contracts. Under these arrangements the Company is required to provide a specified number of maps for a fixed fee. Revenue from such arrangements is recognized using the percentage-of-completion method of accounting (see below).

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2.       SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   The Company also provides a broad range of professional services consisting primarily of EDI and electronic commerce consulting, EDI education and training at seminars throughout the United States. Revenue from EDI and electronic commerce consulting and education and training are recognized when the services are provided.

   Revenue from fixed fee data mapping and professional service contracts are recognized using the percentage-of-completion method of accounting, as prescribed by SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts."

   The percentage of completion for each contract is determined based on the ratio of direct labor hours incurred to total estimated direct labor hours required to complete the contract. The Company may periodically encounter changes in estimated costs and other factors that may lead to a change in the estimated profitability of a fixed-price contract. In such circumstances, adjustments to cost and profitability estimates are made in the period in which the underlying factors requiring such revisions become known. If such revisions indicate a loss on a contract, the entire loss is recorded at such time. Amounts billed in advance of services being performed are recorded as deferred revenue. Certain fixed-fee contracts may have substantive customer acceptance provisions. The acceptance terms generally include a single review and revision cycle for each deliverable to incorporate the customer's suggested or required modifications. Deliverables are considered accepted upon completion of the review and revision cycle and revenue is recognized upon that acceptance.

   Service Bureau revenue is comprised of EDI services, including data translation services, purchase order and invoice processing from EDI-to-print and print-to-EDI, UPC services, including UPC number generation, UPC catalog maintenance and UPC label printing. The Service Bureau also derives revenue from software licensing and provides software maintenance and support. Revenue from the EDI services and UPC services is recognized when the services are provided. The Company accounts for its EDI software license sales in accordance with the American Institute of Certified Public Accountants' Statement of Position 97-2, "Software Revenue Recognition," as amended ("SOP 97-2"). Revenue from software licenses is recognized when all of the following conditions are met: (1) a non-cancelable, non-contingent license agreement has been signed; (2) the software product has been delivered; (3) there are no material uncertainties regarding customer acceptance; and (4) collection of the resulting receivable is probable. Revenue from software maintenance and support contracts is recognized ratably over the life of the contract. The Service Bureau's software license revenue was not significant in any of the periods presented.

   In addition, SOP 97-2 generally requires that revenue from software arrangements involving multiple elements be allocated among each element of the arrangement based on the relative fair values of the elements, such as software licenses, post contract customer support, installation or training. Furthermore, SOP 97-2 requires that revenue be recognized as each element is delivered and the Company has no significant performance obligations remaining. The Company's multiple element arrangements generally consist of a software license and post contract support. The Company allocates the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. The Company has established vendor specific objective evidence for each of the elements as it sells both the software and post contract customer support independent of multiple element agreements. Customers are charged standard prices for the software and post contract customer support and these prices do not vary from customer to customer.

   If the Company enters into a multiple element agreement where vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered.

   Service revenue from maintenance contracts is recognized ratably over the term of the maintenance contract, on a straight-line basis. Other service revenue is recognized at the time the service is performed.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   Deferred revenue:

   Deferred revenue is comprised of deferrals for subscription fees, professional services, license fees, deposits for EDI education and training seminars and maintenance associated with contracts for which amounts have been received in advance of services to be performed or prior to the shipment of software.

   Depreciation and amortization:

   Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the asset.

   Loss per share of common stock:

   The Company calculates its loss per share under the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires dual presentation of "basic" and "diluted" loss per share on the face of the statement of operations. In accordance with SFAS 128, basic loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share is calculated by dividing net loss attributable to common stockholders by the weighted average of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period. The per share effects of potential common shares such as warrants, options and convertible preferred stock have been excluded from the calculation of diluted loss per share, as their effect would be antidilutive in all periods presented.

   Software development costs:

   The Company capitalizes software development costs under the provisions of either Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") or Statement of Financial Accounting Standards No. 86, "Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS 86"), based on the intended use of the software.

   The Company capitalizes the costs of acquiring, developing and testing software to meet the Company's internal needs. Under the provisions of SOP 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining internal-use software, (2) payroll and payroll-related costs for employees who are directly associated with and devote time to the internal-use software project and (3) interest costs incurred while developing internal-use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. Software development costs are amortized using a straight-line method over a three-year period. Amortization of software development costs for internal use software amounted to $326,598, $273,017 and $237,296 for the years ended July 31, 2003, 2002 and 2001, respectively. Costs associated with the development of software for internal use have been capitalized in the amounts of $52,597 and $108,148 during the fiscal years ended July 31, 2002 and 2001, respectively. No amounts were capitalized in fiscal 2003.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   The Company capitalizes the costs of computer software to be sold or otherwise marketed in accordance with the provisions of SFAS 86. Costs related to the conceptual formulation and design of software are expensed as product development. Costs incurred subsequent to the establishment of technological feasibility are capitalized. Capitalization of costs ceases when the product is available for general release to customers. Capitalized software costs are amortized over the shorter of three years or the expected life of the product. Amortization of these software development costs amounted to $13,020 during the year ended July 31, 2003. The amounts amortized during 2002 were insignificant and no amounts were amortized in fiscal 2001 Development costs in the amount of $16,333, $122,437 and $80,027 were capitalized under the provisions of SFAS 86 during the fiscal years ended July 31, 2003, 2002 and 2001, respectively. During 2003, the Company recorded impairment charges of approximately $149,000 for previously capitalized software development costs related to in-process software development projects of its Service Bureau. The Company decided not to complete these projects due to unfavorable market conditions now and in the foreseeable future.

   Stock-based compensation:

   The Company accounts for stock-based compensation with its employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees: and complies with the disclosure provisions of SFAS 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes a fair-value method of accounting for stock-based compensation plans. Stock-based awards to non-employees are accounted for at fair value in accordance with the provisions of SFAS 123. Had the compensation cost for the Company's stock options grants to employees been determined based on the fair value at the grant dates of awards consistent with the fair value method of SFAS 123, the Company's net loss attributable to common stockholders and basic and diluted loss per common share would have changed to the pro forma amounts indicated below:

                                   --------------------------------------------
                                       2003            2002            2001
                                   --------------------------------------------

Net loss, as reported              $ (6,004,318)   $ (6,547,553)   $(30,855,352)

Deduct: Total stock-based
employee compensation
expense determined under fair
value based method for all
awards, net of related tax
effects                              (5,153,242)     (9,755,547)    (14,959,286)
                                   --------------------------------------------
  Pro forma net loss               $(11,157,560)   $(16,303,100)   $(45,814,638)
                                   ============================================
Basic and diluted loss per
common share:

  As reported                      $      (0.53)   $      (0.68)   $      (3.57)

  Pro forma                        $      (0.91)   $      (1.58)   $      (5.23)

Income taxes:

   Deferred income taxes are determined by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. A valuation allowance is provided based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

   Cash and cash equivalents:

   The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   Use of estimates:

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's consolidated financial statements include the fair value of equity securities underlying stock based compensation, the realizability of deferred tax assets, the carrying value of goodwill, intangible assets and long-lived assets and depreciation and amortization.

   Impairment of long-lived assets:

   Long-lived assets of the Company, including amortizable intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Management also reevaluates the periods of amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. When such events or changes in circumstances occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, the Company would recognize an impairment loss. The amount of the impairment loss will be determined by comparing the carrying value of the long-lived asset to the present value of the net future operating cash flows to be generated by the asset (See Note 3).

   Goodwill:

   Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. Effective August 1, 2001 the Company adopted SFAS 141 "Business Combinations" ("SFAS 141") and SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142").

   SFAS 141 requires that all business combinations subsequent to June 30, 2001, be accounted for using the purchase method of accounting. SFAS 141 also requires that the fair value of an assembled workforce acquired be included in the amount initially recorded as goodwill. Upon adopting the provisions of SFAS 141, the Company reclassified $1,710,617 into goodwill which was initially recorded as other intangible assets related to the value of the assembled workforce of RTCI.

   SFAS 142 requires that goodwill no longer be amortized; instead, goodwill is to be evaluated for impairment at least annually and whenever events or circumstances indicate impairment may have occurred. The assessment requires the comparison of the fair value of each of the Company's reporting units to the carrying value of its respective net assets, including allocated goodwill. If the carrying value of the reporting unit exceeds its fair value, the Company must perform a second test to measure the amount of impairment. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The Company allocates the fair value of a reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss shall be recognized by the Company in an amount equal to that excess (see
   Note 3).

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   Marketable securities:

   Marketable securities are classified as available-for-sale securities. Unrealized holding gains and losses are recorded as other comprehensive income, net of any related tax effect. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income (See Note 5).

   Recent Accounting Pronouncements:

   In July 2001, the Financial Accounting Standard Board ("FASB") issued SFAS 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Management adopted this standard on August 1, 2002. The adoption of this standard did not have a significant impact on the Company's consolidated financial position or results of operations.

   In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 144 retains the requirements of SFAS 121 to recognize an impairment loss if the carrying value of a long-lived asset is not recoverable from its estimated undiscounted cash flows and to measure an impairment loss as the difference between the carrying value and fair value of the asset, but it establishes new standards for long-lived assets to be disposed of. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS 144 on August 1, 2002. The adoption of this standard did not have a significant impact on the Company's consolidated financial position or results of operations.

   In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 supersedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS 146 on January 1, 2003. The adoption of this standard did not have a significant impact on the Company's consolidated financial position or results of operations.

   In November 2002, the FASB issued Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others" which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has provided information regarding commitments and contingencies relating to guarantees in
   Note 13. The adoption of this standard did not have a significant impact on the consolidated financial position or results of operations.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


2. SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

   In November 2002, the Emerging Issues Task Force of the FASB ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF will be effective for revenue arrangements entered into in fiscal years and interim periods beginning after June 15, 2003. Management believes that the adoption of this consensus will not have a significant impact on the Company's consolidated financial position or results of operations.

   In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" ( "SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation" to provide alternative methods to account for the transition from the intrinsic value method of recognition of stock-based employee compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" to the fair value recognition provisions under SFAS 123. SFAS 148 provides two additional methods of transition and will no longer permit the SFAS 123 prospective method to be used for fiscal years beginning after December 15, 2003. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the pro-forma effects had the fair value recognition provisions of SFAS 123 been used for all periods presented. The adoption of SFAS 148 did not have a significant impact on the Company's consolidated financial position and results of operations.

   In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities". Interpretation No. 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company adopted Interpretation No. 46 on January 31, 2003. The adoption of this standard did not have a significant impact on the Company's consolidated financial position or results of operations.

   In April 2003, the FASB issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, and for hedging activities under SFAS 133. Specifically, SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. Additionally, SFAS 149 clarifies the circumstances in which a contract with an initial net investment meets the characteristics of a derivative and when a derivative contains a financing component that requires special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a significant impact on the Company's consolidated financial position or results of operations.

   In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement will become effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by this Statement. The adoption of this Statement is not expected to have a material impact on the Company's consolidated financial position or results of operations.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


3. GOODWILL AND ACQUIRED INTANGIBLE ASSETS

   On August 1, 2001, the Company adopted the provisions of SFAS 141, "Business Combinations" ("SFAS 141") and SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that the fair value of an assembled workforce acquired be included in the amount initially recorded as goodwill. Upon adoption of SFAS 141, the Company reclassified $1,710,617 into goodwill which was initially recorded as other intangible assets related to the value of the assembled workforce of RTCI as required by this statement. SFAS 142 requires that intangible assets with indefinite useful lives no longer be amortized, but rather be tested at least annually for impairment. The Company evaluated goodwill for impairment at August 1, 2001 and determined no impairment existed at that date.

   The following table presents the net loss and loss per basic and diluted share that would have been recognized in all periods presented exclusive of goodwill amortization expense recognized in those periods.


                                                   Year Ended July 31,
                                          2003             2002             2001
                                      -------------------------------------------------

Reported net loss                     $  (6,004,318)   $  (6,547,553)   $  (30,855,352)
Add:  Goodwill amortization                    --               --           1,283,639
                                      ------------------------------------------------
Adjusted net loss                     $  (6,004,318)   $  (6,547,553)   $  (29,571,713)
                                      ================================================
Reported basic and diluted loss per
  common share                        $       (0.53)   $       (0.68)   $        (3.57)
Add: Goodwill amortization                     --               --                0.15
                                      ------------------------------------------------
Adjusted basic and diluted loss
per share                             $       (0.53)   $       (0.68)   $        (3.40)
                                      ================================================

   At July 31, 2003 and 2002, other intangible assets included the proprietary data mapping technology acquired in the acquisition of RTCI. The gross carrying value of the mapping technology was $4,780,000 at July 31, 2003 and 2002, respectively. Accumulated amortization relating to mapping technology was $2,629,000 and $1,673,000 at July 31, 2003 and 2002, respectively. The data mapping technology is being amortized over five years and amortization expense has been recorded in cost of services.

   The Company did not have any indefinite lived intangible assets that were not subject to amortization as of July 31, 2003 and 2002. The aggregate amortization expense for other intangible assets was $956,000 for the each of the years ended July 31, 2003 and 2002.

   At July 31, 2003, estimated amortization expense for other intangible assets for the remaining life of those assets are as follows:

                     Year      Estimated Amortization Expense
                     ----      ------------------------------
                     2004             $956,000
                     2005             $956,000
                     2006             $239,000

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


3. GOODWILL AND ACQUIRED INTANGIBLE ASSETS (CONT'D)

   The changes in the carrying amount of goodwill by reporting unit for the years ended July 31, 2002 and 2003, are as follows:


                                                                                   Professional
                                                 ICC.NET       Service Bureau        Services           Total
                                             --------------------------------------------------------------------
Balance at August 1, 2001                     $    26,132       $ 2,167,935        $      --          $ 2,194,067
Reclassification of workforce intangibles            --                --            1,710,617          1,710,617
Impairment loss                                      --                --           (1,710,617)        (1,710,617)
                                              -------------------------------------------------------------------
Balance at July 31, 2002                      $    26,132       $ 2,167,935        $      --          $ 2,194,067
Impairment loss                                      --            (982,142)              --             (982,142)
                                              -------------------------------------------------------------------
Balance at July 31, 2003                      $    26,132       $ 1,185,793        $      --          $ 1,211,925


   The goodwill of all reporting units is tested annually for impairment as of August 1.

   During the fourth quarter of fiscal 2003 the goodwill of the Service Bureau was tested for impairment due to a significant decline in revenues and operating income resulting primarily from the bankruptcy of its largest customer. An impairment loss of $982,142 was recognized as a result of this evaluation. The fair value of the Service Bureau reporting unit was estimated using the net present value of expected future cash flows.

   Due to a continued decline in revenue throughout the course of fiscal 2002, continued operating losses and a significant reduction in forecasted future operating profits, the Professional Services reporting unit was tested for impairment during the fourth quarter of fiscal 2002. An impairment loss of $1,710,617 was recognized as a result of this evaluation. The fair value of the Professional Services reporting unit was estimated using the net present value of expected future cash flows.

   Prior to the Company's adoption of SFAS 142, on August 1, 2001, it was required to evaluate its long lived assets and identifiable intangibles for impairment pursuant to FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS 121 requires long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on expected undiscounted cash flows and other relevant factors attributable to that asset.

   During fiscal 2001, due to a significant reduction of the workforce of the Professional Services reporting unit, a steep decline in the value of companies similar to it, continued operating losses and a significant reduction in the forecasted future operating profits, management determined that triggering events had occurred related to certain acquired intangible assets of the Professional Services reporting unit, namely the assembled workforce, the customer list and goodwill. The projected cash flow analysis related to those assets determined that the assets had been impaired. These intangible assets were written down to fair value based on the related discounted expected future cash flows from the intangible assets over their remaining estimated useful lives. During the year ended July 31, 2001, the Company recorded an impairment charge of $16,708,479 related to the intangibles acquired from RTCI.

4. IMPAIRMENT OF SOFTWARE INVENTORY

   In January 2003, the Company recorded an impairment charge of approximately $248,000 for software inventory held by the Professional Services reporting unit based on historical and projected sales, which indicated that its net carrying value was not recoverable. The Company had previously recorded a write down of $100,000 for software inventory in July 2002. Such software inventory was classified as other current assets in the consolidated balance sheet. The Company's carrying value of inventory at July 31, 2003 is not significant.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


5. MARKETABLE SECURITIES

   The following is a summary of available for sale securities:


                                                           Gross Unrealized
                                                       -------------------------
                                          Cost           Gains           Losses         Fair Value
                                       ---------       ---------       ---------        ----------

Equity investments - July 31, 2003     $  66,275       $  26,874       $  (1,209)       $  91,941
                                       =========       =========       =========        =========

Equity investments - July 31, 2002     $ 458,766       $   9,601       $(337,676)       $ 130,691
                                       =========       =========       =========        =========

   Equity investments which consist of investments in publicly traded companies for which the Company does not have the ability to exercise significant influence, are classified as available-for-sale and stated at fair value based on quoted market rates. Adjustments to the fair value of available-for-sale investments are recorded as a component of other comprehensive income, net of any related tax effect.

   In January 2003, the Company recorded an impairment charge of approximately $318,000 to write down available-for-sale marketable securities due to an other than temporary decline in value.

6. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                                       Estimated              July 31,
                                      -----------------------------------------
                                      Useful Lives
                                         (Years)         2003           2002
                                      -------------

   Computers and office equipment         3          $ 3,071,911    $ 3,052,774
   Furniture and fixtures                 7              307,620        372,074
   Purchased software                     3              822,006        814,189
   Leasehold improvements              Various           189,688        158,556
                                                     -----------    -----------

                                                       4,391,225      4,397,593
   Less accumulated depreciation
     and amortization                                 (3,834,413)    (3,245,729)
                                                    ------------    -----------

                                                    $    556,812    $ 1,151,864
                                                    ============    ===========

   Depreciation and amortization expense related to property and equipment, including property and equipment acquired under capital leases, was approximately $589,000, $898,000 and $887,000 for the years ended July 31, 2003, 2002 and 2001, respectively. At July 31, 2003, property and equipment acquired under capital leases had a cost basis of $519,930.

7. ACCRUED EXPENSES

   Accrued expenses consist of the following:

                                                          July 31,
                                              -------------------------------
                                                  2003               2002
                                              -------------      ------------
   Employee compensation and
     severance                                $     230,696      $    405,701
   Vacation                                         342,886           364,170
   Professional fees                                287,004           135,293
   Lease abandonment                                165,536           192,749
   Other                                            152,758           309,935
                                              -------------      ------------
                                              $   1,178,880         1,407,848
                                              =============      ============

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


8. JOINT SERVICES AGREEMENT  AND TECHNOLOGY LICENSE

   In July 2002, the Company and Triaton GmbH ("Triaton") terminated a joint services agreement between the parties executed in July 2000, and amended in July of 2001. The Company and Triaton entered into a new agreement that provides Triaton a non-exclusive five-year license to use the Company's electronic data interchange system in Europe. The agreement also provides that Triaton may purchase sales support and customer support services based on ICC's standard terms and conditions. Triaton may also purchase software maintenance and support on an annual basis. The sale price for the license was $3,000,000 which was recognized as revenue in the period ended July 31, 2002. Under the terms of the agreement, Triaton paid $1,500,000 in July 2002 and $1,500,000 in October 2002.

9. STOCKHOLDERS' EQUITY

   2003 Private Placement of Common Stock and Preferred Stock:

   During April and May 2003, the company completed a private placement of common stock, convertible preferred stock and warrants to purchase shares of common stock (the "2003 Private Placement") for aggregate gross proceeds of approximately $2,085,000.

   In the 2003 Private Placement the Company sold 1,682, 683 shares of class A common stock and warrants to purchase 1,528,838 of class A common stock providing gross proceeds of approximately $1,835,000 and 250 shares of series D convertible redeemable preferred stock ("series D preferred) and warrants to purchase 153,845 shares of class A common stock for $250,000. All warrants are immediately exercisable and have an exercise price of $1.47 per share. The warrants are exercisable until the fifth anniversary of the date of issuance. In addition, the warrants are redeemable at the Company's option, if the closing bid price of the Company's class A common exceeds 200% of the exercise price of the warrants for 30 consecutive trading days. The redemption price is $0.10 per share for each share issuable under the warrants.

   The 250 shares of series D preferred are convertible into 192,307 shares of class A common stock. The allocation of the proceeds from the sale of the series D preferred between the fair value of the series D and the fair value of the detachable warrants resulted in a beneficial conversion feature in the amount of $106,730. The discount was immediately accreted and treated as a deemed dividend to the holder of the series D preferred as all of the series D preferred stock was eligible for conversion upon issuance.

   In connection with the 2003 Private Placement, the Company incurred fees of $325,750, of which $237,938 was payable in cash and $87,802 was paid by issuing warrants to purchase 110,680 shares of class A common stock. These warrants have substantially the same terms as the warrants issued in the 2003 Private Placement.

   In connection with the 2003 Private Placement, the Company issued 48,076 shares of class A common stock and warrants to purchase 38,460 shares of class A common stock in settlement of certain outstanding payables. The common stock and warrants were valued at $50,000, the invoice amount of the services provided to the Company.

   Approximately 21%, or $432,000, of the gross proceeds from the 2003 Private Placement were received from directors and officers and entities with which the Company's directors are affiliated.

   Subsequent to the completion of the Company's private placement described above, the Company determined that in order to comply with NASD Marketplace Rule 4350(i)(1)(A), the purchase price per share for the shares of class A common stock purchased by directors and officers in the private placement should be increased to market value, and on June 17, 2003 the directors and officers agreed to do so. As a result, two directors and three officers agreed to pay an additional $0.58 per share, or an aggregate of $85,502, for the shares of class A common stock they purchased in the private placement. In August of 2003 the Company paid bonuses of approximately $40,000 to reimburse the officers for their additional $0.58 per share payment.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   2001 Private Placement of Common Stock:

   On October 29, 2001, the Company sold 1,159,716 shares of class A common stock and warrants to purchase 347,915 shares of class A common stock for gross proceeds of $3,189,219. The warrants are immediately exercisable and have an exercise price of $3.58 per share. The warrants are exercisable for a five-year period. The Company may redeem the warrants, at its option, if the closing bid price of the class A common stock exceeds 200% of the exercise price for a period of 30 consecutive trading days. The redemption price is $0.10 per share issuable under the warrants.

   In connection with the private placement, the Company incurred fees of $152,511, of which $35,000 was paid in cash and $117,511 was paid by issuing warrants to purchase 50,000 shares of class A common stock. The warrants have substantially the same terms and conditions as the warrants issued in the private placement. Approximately 20%, or $635,000, of the gross proceeds were received from directors and officers and entities with which the Company's directors are affiliated.

   Warrant Exchange Offer:

   On April 23, 2002, the Company commenced a warrant exchange offer. The offer was made to investors who participated in the Company's private placement on October 29, 2001 and to holders of warrants issued as fees in connection with that private placement. The warrant exchange offer reduced the exercise price of the warrants issued in the private placement from $3.58 per share to $2.50 per share of class A common stock for investors that agreed to exercise those warrants by the expiration date of the warrant exchange offer.

   In addition, for each share of class A common stock purchased pursuant to a warrant exercise, a new warrant (the "New Warrants") to purchase an equivalent number of shares of class A common stock was issued. The New Warrants have an exercise price of $3.50 per share and are exercisable for five years. The Company may redeem the warrants, at its option, if the closing bid price of the class A common stock exceeds 200% of the exercise price for a period of thirty consecutive days. The redemption price is ten cents per warrant. The warrant exchange offer had an initial expiration date of April 30, 2002, but was extended until May 31, 2002. The Company received $659,288 in gross proceeds and issued a total of 263,715 shares of class A common stock and warrants to purchase an equivalent number of shares of class A common stock as a result of the warrant exchange offer. The Company recorded a deemed dividend in the amount of $461,084 during the third quarter of fiscal 2002 in connection with the warrant exchange offer, representing the aggregate fair value of the repriced warrants exercised in the warrant exchange offer and the fair value of the New Warrants.

   In connection with the warrant exchange offer, the Company incurred fees of approximately $19,000 which were paid in cash.

   Class A Common Stock:

   Holders of class A common stock are entitled to one vote per share on all matters to be voted on by common stockholders. Subject to the preferences of the preferred stock, the holders of class A common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors, provided that if any distributions are made to holders of class A common stock, identical per-share distributions must be made to the holders of class B common stock, even if the distributions are in class A common stock. In the event of liquidation, dissolution or winding up of ICC, the holders of class A common stock are entitled to share equally with holders of class B common stock in all assets remaining after liabilities and amounts due to holders of preferred stock have been paid in full or set aside. Class A common stock has no preemptive, redemption or conversion rights. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of series C preferred stock, series D preferred stock or any other series of preferred stock the Company may designate in the future.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   Class B Common Stock:

   Class B common stock is convertible into class A common stock on a one-for-one basis both upon the request of the holder of the class B common stock or automatically upon transfer of the class B common stock to a stockholder that did not hold any class B common stock before the transfer. Class B common stock is entitled to six votes per share, but in all other respects each share of class B common stock is identical to a share of class A common stock. As of July 31, 2003 and 2002, there were no outstanding shares of class B common stock.

   Series A Preferred Stock:

   Series A preferred stock is convertible, at the option of the holder, into class A common stock. Each share of series A preferred stock is convertible into a number of shares of class A common stock determined by dividing the issuance price per share ($1,000) by 75% of the average market price of the class A common stock for the ten trading days before the conversion date. Each share of series A was convertible into a maximum of 333 shares and a minimum of 200 shares of class A common stock. Series A preferred stock is redeemable, in whole or in part, by the Company at the option of the Company, commencing on the third anniversary of the date of issuance. The redemption price for each share of series A preferred stock is $1,000, plus unpaid dividends. Notice of redemption must be given 30 days prior to the redemption date.

   Subject to the rights of stockholders holding any series of the Company's preferred stock that is senior to the series A preferred stock, upon a liquidation, dissolution or winding up of the Company, the holders of series A preferred stock are entitled to receive an amount equal to $1,000 per share of series A preferred stock before any distribution is made to holders of common stock.

   The holders of the outstanding shares of series A preferred stock are entitled to a 4% annual non-cumulative dividend payable, at the option of the Company, in cash or in shares of class A common stock. Dividends are payable on each July 1.

   Series A preferred stock have no voting rights.

   On July 1, 2002, the Company paid cash dividends of $6,583 to holders of series A preferred stock.. On July 1, 2001, the Company issued 7,601 shares of class A common stock to holders of series A preferred stock in payment of accrued dividends. On July 1, 2000, the Company paid cash dividends of $181,772 to holders of series A preferred stock.

   At July 31, 2001, the Company had accrued dividends on its series A preferred stock of $1,157. There were no accrued dividends at July 31, 2002. At July 31, 2003 and 2002, the Company does not have any outstanding shares of series A preferred stock.

   Series C Preferred Stock:

   During the year ended July 31, 2000, the Company issued 10,000 shares of series C preferred stock and warrants to purchase 400,000 shares of class A common stock, at an exercise price of $22.21 per share, to Cable & Wireless, PLC ("C&W") for total consideration of $10,000,000. A beneficial conversion feature resulted from the allocation of the proceeds between the fair value of the series C preferred stock and the fair value of the warrants, which resulted in a discount on the preferred stock in the amount of $4,549,535. The discount was immediately accreted as all of the series C preferred stock was eligible for conversion upon issuance.

   Series C preferred stock is convertible, at the option of the holder, into 447,628 shares of class A common stock.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   Series C preferred stock is redeemable, in whole or part, by the Company at the option of the Company, at any time after January 1, 2005. The redemption price for each share of series C preferred stock is $1,000 plus unpaid dividends. Notice of redemption must be given 45 days prior to the redemption date. Series C preferred shall be preferred as to assets over all other classes or series of preferred stock of the Company in the event of any liquidation, dissolution or winding up of the Company. The holders of series C preferred are entitled to receive an amount in cash equal to $1,000 per share plus any unpaid or accrued dividends before any distribution is made to holders of common stock. The holders of the outstanding shares of series C preferred stock are entitled to receive a 4% per share annual cumulative dividend payable in cash or shares of common stock at the option of the Company. Each share of series C preferred stock is deemed to have a value of $1,000 and each share of common stock to be paid as a dividend shall be valued at the average of the Market Price (as defined by the certificate of designation of the series C convertible preferred stock) for ten consecutive trading days ending two days prior to the payment date. Dividends are payable on January 1 of each year. Dividends accrue and are cumulative on a daily basis, whether or not earned or declared.

   Series C preferred stock is entitled to the number of votes per share equal to the number of whole shares of class A common stock into which each share of series C preferred stock is convertible.

   On January 1, 2003, 2002 and 2001, the Company issued 302,343, 98,839 and 111,142 shares of class A common stock in payment of the dividends on series C preferred stock, respectively. At July 31, 2003, 2002 and 2001, the Company had accrued $231,726, $231,695 and $272,131 for dividends payable, respectively.

   The total liquidation value of series C preferred stock was $10,000,000 plus accrued dividends of $231,726 at July 31, 2003.

   Series D Preferred Stock:

   Series D preferred stock is convertible at the option of the holder into 192,307 shares of class A common stock.

   Series D preferred stock is redeemable, in whole or in part, by the Company at the option of the Company at any time after April 30, 2005 if the price of class A common stock is greater than or equal to $2.60 per share for thirty consecutive trading days. The redemption price for each share of series D preferred stock is $1,000 plus any accrued and unpaid dividends. Series D preferred shall have preference as to assets over all other classes or series of common and preferred stock of the Company, except for series C preferred, in the event of any liquidation, dissolution, or winding up of the Company. The holders of series D preferred are entitled to receive an amount in cash equal to $1,000 per share plus any accrued and unpaid dividends before any distribution is made to holders of common and preferred stock, except for series C preferred stock.

   The holders of the outstanding shares of series D preferred stock are entitled to receive dividends at the discretion of the Board of Directors.

   Series D preferred stock is entitled to the number of votes per share equal to the number of whole shares of class A common stock into which each share of series D preferred stock is convertible on the record date.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   Warrants:

   As of July 31, 2003, the following warrants to purchase class A common stock were outstanding:


                                                   Number of Shares      Exercise Price       Expiration Date
                                                   ----------------      --------------       ---------------

Consulting Warrants                                   18,000 (a)           $    9.94          March 31, 2004
C & W Warrants                                       400,000 (b)           $   22.21          January 12, 2005
2001 Private Placement Warrants                      109,091 (c)           $    3.58          October 28, 2006
2001 Private Placement Commission Warrants            25,000 (d)           $    3.58          October 28, 2006
2002 Warrant Exchange Offer Warrants                 263,715 (e)           $    3.50          April 24, 2007
ING Warrants                                          60,000 (e)           $    3.50          July 11, 2007
2003 Private Placement Warrants                    1,307,671 (e)           $    1.47          April 30, 2008
2003 Private Placement Warrants                      230,774 (e)           $    1.47          May 1, 2008
2003 Private Placement Commission Warrants            89,810 (f)           $    1.47          April 30, 2008
2003 Private Placement Commission Warrants            20,870 (f)           $    1.47          May 1, 2008
Silicon Valley Bank Warrants                          40,000 (g)           $    1.39          May 30, 2010

      a) Upon exercise of each warrant, holder is entitled to 1.36891 shares of class A common stock.

      b) Issued to C&W in a private placement. Upon exercise, holder is entitled to one share of class A common stock.

      c) Redeemable by the Company at $0.10 per warrant under certain conditions.

      d) Issued to solicitation agents for their role in the October 2001 private placement. Redeemable by the Company at $0.10 per warrant under certain conditions.

      e) Redeemable by the Company at $0.10 per warrant under certain conditions.

      f) Issued to solicitation agents for their role in the April and May 2003 private placement. Redeemable by the Company at $0.10 per warrant under certain conditions.

      g) Issued in connection with the Company's Accounts Receivable Financing Agreement (Note 11).

   The fair market value of warrants issued for compensation and services has been recognized as an expense in the period the respective services were performed.

   On January 22, 2003, 47,760 assumed RTCI warrants expired. The warrants were exercisable for an aggregate of 47,760 shares of the Company's class A common stock.

   Stock options:

   The Company's Amended and Restated Stock Option Plan (the "Plan") provides for the grant of options to purchase up to an aggregate of 7,000,000 shares of class A common stock to employees, officers, directors and consultants or advisors. The options granted may be either incentive stock options or nonqualified options.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   Incentive stock options granted to employees have an exercise price equal to the fair market value of the underlying shares at the date of grant. The Board of Directors determines the exercise price of nonqualified options granted to employees and consultants. The term of all options granted may not exceed 10 years. Options vest as determined by the Board, but generally vesting occurs over a period of two to three years. Generally, vested options must be exercised within 90 days of termination of the optionee's employment or other relationship with the Company. If termination of employment is for cause, the option will expire immediately.

   In March 2000, the Company granted an option to purchase 100,000 shares of class A common stock in connection with a consulting agreement with a former board member. The fair value of the option, in the amount of $6,318,850, was to be amortized as consulting expense during the term of the consulting agreement. Non-cash charges for this option amounted to $1,185,865 during the year ended July 31, 2000. On September 22, 2000, the former board member and the Company mutually agreed to cancel and terminate the option. Compensation charges in connection with this option ceased being recorded as of this date and the total non-cash charge recognized for this option during the year ended July 31, 2001 amounted to $450,110.

   In November 2000, the Company assumed the Employee Stock Option Plan of RTCI and issued vested stock options to purchase 349,145 shares of class A common stock for the outstanding options of RTCI. These options were not granted under the Plan. The fair value of such options was included in the purchase price of RTCI.

   In May 2002, the Company granted options to purchase an aggregate of 845,000 shares of class A common stock to certain executive officers. The options all have an exercise price of $2.70 per share, which was the fair value of the class A common stock at the date of grant. One-third of these options were vested upon issuance. The remaining two-thirds vest on November 10, 2007. If the Company meets certain performance objectives the vesting of the options will be accelerated. On the day the closing price of the Company's class A common stock equals or exceeds $10.00 per share, one-third of such options shall vest. On the first day of the month succeeding any calendar month in which the Company's net revenues exceed $2,000,000, one-third of the options will vest. All of these options will vest immediately upon a change in control of the Company as defined in the option agreements.

   The weighted-average fair value at the date of grant for options granted during the years ended July 31, 2003, 2002 and 2001 was $1.04, $2.37 and $3.81 per share, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

                                                     Year ended July 31,
                                              ---------------------------------
                                               2003          2002         2001
                                              -------       -------      ------


        Risk-free interest rate                 2.09%        3.77%        4.73%
        Expected lives                            3            3            3
        Expected volatility                     136%          140%         150%
        Expected dividend yield                  0%            0%           0%

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   The following table summarizes the Company's stock options at July 31, 2003, 2002 and 2001, as well as changes during the years then ended:


                                                                      Year ended July 31,
                                       -------------------------------------------------------------------------------------------
      (Shares in thousands)                    2003                          2002                          2001
                                       -----------------------------  -----------------------------  -----------------------------
                                                    Weighted-Average              Weighted-Average                Weighted-Average
                                                        Exercise                      Exercise                        Exercise
                                        Shares           Price         Shares           Price          Shares          Price
                                       ---------    ----------------  ----------  ----------------   ----------   ---------------

Options outstanding at beginning
  of year                               5,422.3      $    9.62         4,517.7      $   12.93          4,088.6      $   18.39
Granted                                   342.0      $    1.35         1,672.1      $    3.08          1,145.0      $    4.62

Acquisitions                                 --      $      --              --      $      --            349.1      $    6.53
Forfeited                                (489.5)     $   11.58          (698.0)     $   16.03           (895.8)     $   26.79
Exercised                                 (12.8)     $     .26           (69.5)     $    3.22           (169.2)     $    2.08
                                      ---------                       --------                        --------
Options outstanding at end of year      5,262.0      $    8.92         5,422.3      $    9.62          4,517.7      $   12.93
                                      =========                       ========                        ========

Options exercisable at end of year      4,406.2      $    9.69         4,048.4      $    7.53          2,966.0      $   11.39
                                      =========                       ========                        ========

   The following table presents information relating to stock options outstanding as of July 31, 2003: (Shares in thousands)


                                                                    Options Outstanding                Options Exercisable
                                                    ----------------------------------------------   -----------------------
                                                                    Weighted-       Weighted-                      Weighted-
                                                                     Average        Average                         Average
                                                                    Remaining       Exercise                       Exercise
                   Range of Exercise Prices                        Contractual       Price                           Price
                                                        Shares        Life                              Shares
           -----------------------------------------------------------------------------------------------------------------

                      $   0.26 - $   1.30                635.5        5.5           $  0.70               508.1    $  0.60
                      $   1.41 - $   2.13                122.0        4.8           $  1.67                94.7    $  1.58
                      $   2.50 - $   4.22              2,479.6        7.3           $  2.87             2,020.8    $  2.84
                      $   5.13 - $   6.29                335.3        7.5           $  5.16               303.6    $  5.16
                      $  11.50 - $  17.00                573.6        6.1           $ 12.12               363.0    $ 12.15
                      $  19.00 - $  23.38                834.0        6.7           $ 19.21               834.0    $ 19.21
                      $  34.50 - $  40.00                154.0        6.3           $ 37.24               154.0    $ 37.24
                      $  60.00 - $  80.00                128.0        6.1           $ 68.25               128.0    $ 68.25
                                                  --------------------------------------------     ------------------------
                                                       5,262.0        6.8           $  8.92             4,406.2    $  9.69
                                                  ==============                                   =============


   The Company had 968,921 options available for grant under the Plan as of July 31, 2003.

   Restricted stock:

   On March 10, 2003, options and stock were awarded to a non-employee member of the board of directors as compensation for consulting services. This individual was awarded 20,000 shares of class A common stock, valued at $18,000, which was recorded as a non-cash charge for stock-based compensation during the year ended July 31, 2003. This individual was also granted options to purchase 100,000 shares of class A common stock. Options to purchase 60,000 shares at an exercise price of $1.00 per share vest six months from the date of issuance, and options to purchase 40,000 shares at an exercise price of $1.25 per share vest one year from the date of issuance. The options have a fair value of $67,000 of which $42,000 has been recorded as a stock-based non-cash charge for services during year ended July 31, 2003.

   Each non-employee member of the board of directors receives annual compensation of $25,000 for their current term of office, payable quarterly, in class A common stock of he Company. The Company has recorded a non-cash compensation charge of $79,167 in 2003 and has issued 51,703 shares of class A common stock in 2003 which were fully vested upon issuance.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


9. STOCKHOLDERS' EQUITY (CONT'D)

   The Company issued 172,907 shares of class A common stock to employees of RTCI in exchange for outstanding shares of restricted stock of RTCI at the consummation of the Company's acquisition of RTCI. Deferred stock-based compensation related to the restricted stock of $730,957 was recorded at the time of the acquisition. The Company recognized non-cash compensation expense related to the restricted stock of $190,019 and $540,938 in the years ended July 31, 2002 and 2001, respectively. All outstanding shares of restricted stock vested on the January 1, 2002.

   On July 11, 2002, the Company entered into a Settlement Agreement with ING Merger, LLC and ING Capital, LLC, a wholly-owned subsidiary of ING Merger (collectively "ING"), pursuant to which the Company issued to 200,000 shares of class A common stock and warrants to purchase 60,000 shares of class A common stock ING Capital. The warrants are exercisable for five years at an exercise price per share of $3.50. ING had provided certain investment banking services to ICC in connection with its acquisition of RTCI. The Company had accrued $650,000 for such services at the time of the acquisition. The aggregate fair value of the class A common stock and warrants issued pursuant to the settlement was approximately $540,500. The Company recognized the difference of $109,500 as other income during the year ended July 31, 2002.

   In connection with the acquisition of RTCI, the Company paid $300,000 of investment banking fees on behalf of a former officer of the Company. During 2002, the former officer forfeited 23,689 shares of class A common stock issued in the merger, as repayment for these investment banking fees. The number of shares forfeited were valued at the market price of ICC common stock as defined in the Agreement and Plan of Merger among ICC and RTCI.

10.   INCOME TAXES

   The Company's effective tax rate varied from the statutory federal income tax rate as follows:

                                                   For the year ended July 31,
                                                  ----------------------------
                                                    2003     2002      2001
                                                  ----------------------------

Expected tax rate (benefit)                       (35.0)%   (35.0)%   (34.0)%
Increase (decrease) in taxes resulting from:
Non-deductible amortization and write-off of
  intangibles                                       5.7%     9.1 %    15.7 %
Other permanent differences                         1.1%     1.5 %     1.9 %
State and local income tax (benefit),
  net of federal effect                            (4.0)%   25.9%     (4.5)%
Other                                              (1.1)%   (6.7%)     --
Increase in valuation allowance                    33.3%     5.2 %    15.0 %
                                                  -----    -----     -----

Effective tax rate                                  --        --      (5.9)%
                                                  =====    =====     =====

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


10.   INCOME TAXES (CONT'D)

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets, liabilities and the valuation allowance at July 31, 2003 and 2002 are as follows:

                                                             July 31,
                                                  -----------------------------
                                                      2003               2002
                                                  ------------      -----------
Deferred tax assets:
        Accrued expenses                          $    267,915          262,768
        Deferred revenues                               30,682           65,780
        Deferred rent                                   29,389           57,632
        Property and equipment                          83,767          199,217
        Marketable securities                          116,903          131,233
        Credit for increasing research
          activity carryforwards                        85,275             --
        Federal, state and local net
          operating loss carryforwards              30,077,973       28,430,956
                                                  ------------     ------------
                                                    30,691,904       29,147,586

Deferred tax liabilities:
        Purchased intangibles                         (860,400)      (1,242,800)
        Capitalized software development
          costs                                        (56,944)        (130,636)
                                                  ------------     ------------
                                                      (917,344)      (1,373,436)

        Net deferred tax asset before
        valuation allowance                         29,774,560       27,774,150

        Valuation allowance                        (29,774,560)     (27,774,150)
                                                  ------------     ------------
        Net deferred tax asset                    $       --       $       --
                                                  ------------     ------------

   The Company has provided a valuation allowance of 100% of its net deferred tax asset due to the uncertainty of generating future profits that would allow for the realization of such deferred tax asset. The net increase in the total valuation allowance for the year ended July 31, 2003 was $2,000,410.

   The Company has a net operating loss carryforward for tax purposes of approximately $75 million as of July 31, 2003. This carryforward expires from 2007 to 2023.

   The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes (greater than 50%) in ownership interests occur. Due to the initial public offering in 1995, the net operating loss carryover of approximately $1.9 million incurred prior to the initial public offering is subject to an annual limitation of approximately $400,000 until that portion of the net operating loss is utilized or expires. Due to the private placement of series A preferred stock, the net operating loss carryover of approximately $18 million incurred prior to the private placement is subject to an annual limitation of approximately $1 million until that portion of the net operating loss is utilized or expires. Also, due to a 100% ownership change of RTCI, the acquired net operating loss of approximately $6.5 million incurred prior to the ownership change is subject to an annual limitation of approximately $1.4 million until that portion of the net operating loss is utilized or expires.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


11.   ACCOUNTS RECEIVABLE FINANCING AGREEMENT

   On May 30, 2003, the Company executed an Accounts Receivable Financing Agreement ("Financing Agreement") with Silicon Valley Bank ("Bank") with a term of 1 year. Under the Financing Agreement, the Company may borrow, subject to certain conditions, up to 80% of its outstanding accounts receivable up to a maximum of $2,000,000. Interest accrues at the prime rate plus .35% plus a collateral handling fee equal to .20% on the average daily outstanding financed receivable balance. Interest is payable monthly. The Bank has been granted a security interest in substantially all of the Company's assets. In connection with the Financing Agreement, the Company issued the bank warrants to purchase 40,000 shares of the Company's class A common stock. The warrants are immediately exercisable at an exercise price of $1.39, equal to the fair market value of the Company's class A common stock at the date of closing of the Financing Agreement. The warrants are exercisable for a seven-year period. The fair value of the warrants in the amount of approximately $34,000 is being amortized to interest expense over the term of the Financing Agreement. During the year ended July 31, 2003 the Company recorded interest expense in the amount of approximately $5,700 for the amortization of the fair value of the warrants. At July 31, 2003, there were no amounts outstanding under the financing arrangement. On October 22, 2003, the Company and Silicon Valley Bank amended the Financing Agreement to extend the term of the agreement to August 31, 2004.

12.   COMMITMENTS AND CONTINGENCIES

   Profit sharing plan:

   The Company has a Profit Sharing Plan under which an amount equal to 3.5% of the pretax profit of the Company for each fiscal year is set aside for the benefit of such employees as are determined by the Board of Directors. No funding has been provided under this plan through July 31, 2003 as the Company has incurred losses since the inception of the plan.

   Obligations under operating leases:

   The Company has non-cancelable operating lease commitments for office space expiring on various dates through July 2005. Rent expense under these leases was approximately $1,047,000, $1,319,000 and $1,559,000 for the years ended July 31, 2003, 2002 and 2001, respectively. Certain leases contain escalation clauses for operating expenses.

   At July 31, 2003, minimum future rental payments due under non-cancelable operating leases are as follows:

                        2004               1,192,916
                        2005                 437,131
                                          ----------
                                          $1,630,047
                                          ==========

   At July 31, 2003, the Company has ceased utilizing certain office space leased under a non cancelable operating lease. The future lease payments for this space in the amount of $166,000, have been recorded as a liability at July 31, 2003.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


12.   COMMITMENTS AND CONTINGENCIES (CONT'D)

   Obligations under capital leases:

   The Company has various non-cancelable capital leases for computer equipment and software. At July 31, 2003, minimum future lease payments under non-cancelable capital leases were as follows:


             2004                                 $   159,536
             2005                                      47,229
                                                  -----------

                                                      206,765
             Amount representing interest              12,456
                                                  -----------
             Present value of future minimum
               lease payments                         194,309
             Less current portion                    (148,189)
                                                  -----------
             Capital lease obligation - less
               current portion                    $    46,120
                                                  ===========

   Representations and Warranties:

   Guarantees and Indemnifications - As part of its standard license agreements, the Company agrees to indemnify its customers against liability if the Company's products infringe a third party's intellectual property rights. Historically, the Company has not incurred any significant costs related to performance under these indemnities. As of July 31, 2003, the Company was not subject to any litigation alleging that the Company's products infringe the intellectual property rights of any third parties.

   Letters of credit:

   The Company has provided cash collateral for letters of credit in the aggregate amount of $128,607 and $157,103, at July 31, 2003 and 2002, respectively, which serve as security deposits for certain lease agreements. These amounts have been recorded as restricted cash in the Company's consolidated balance sheet.

   Separation Agreement:

   In March 2001, ICC entered into a Separation Agreement with its former President and Chief Executive Officer which required the Company to pay $437,500, payable in equal monthly installments of $29,167 commencing on May 1, 2001. The final payment under this agreement was made in August of 2002.

13.   CONCENTRATION OF CREDIT RISK

   Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and accounts receivable. The Company places its excess cash in money-market instruments with institutions of high credit-quality. All accounts receivable are unsecured. The Company believes that any credit risk associated with receivables is minimal due to the number and credit worthiness of its customers. Receivables are stated at estimated net realizable value, which approximates fair value.

   For the year ended July 31, 2003, no single customer accounted for more than 10% of revenue. The Company had one customer that accounted for 22% and 11% of revenue for the years ended July 31, 2002 and 2001, respectively.

   No single customer accounted for more than 10% of accounts receivable at July 31, 2003.

   The Company had one customer that accounted for approximately 52% of accounts receivable at July 31, 2002. During October 2002, the full amount of this receivable was collected.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


13.   CONCENTRATION OF CREDIT RISK (CONT'D)

   Revenue by geographic region, based on customer location is as follows:

     Year ended      North
       July 31,      America        Europe           Other         Total
     -----------   -----------    ----------     ----------    -----------

        2003      $12,054,455     $   22,947     $   5,912     $12,083,314

        2002       11,171,976      3,024,118        25,702      14,221,796

        2001        8,665,395      1,072,860         4,263       9,742,518

14.   BUSINESS SEGMENT INFORMATION

   Prior to February 1, 2004, the Company reported the results of their operations in three segments: ICC.NET, Service Bureau and Professional Services. In response to continuing weak demand for professional services, the Company combined these activities with ICC.NET to reduce operating costs. As a result, effective February 1, 2004, the Company no longer reported the results of professional services activities in a separate segment and included these results with the ICC.NET segment.

   The segment data for each of the three years in the period ended July 31, 2003, has been restated to conform to this change in reportable segments.

   The Company has two operating segments as follows:

      o ICC.NET - the Company's global Internet-based value added network, or VAN, uses the Internet and proprietary technology to deliver customers' documents and data files to members of their trading communities, many of which may have incompatible systems, by translating the documents and data files into any format required by the receiver, and the development and operation of comprehensive business-to-business e-commerce solutions. The segment also conducts a series of product-independent, one-day EDI seminars for e-ecommerce users.

      o Service Bureau - the Service Bureau manages and translates the data of small and mid-sized companies that exchange EDI data with large companies and provides various EDI and UPC (universal product code) services. The Service Bureau also licenses EDI software.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


14.   BUSINESS SEGMENT INFORMATION (CONT'D)

   The table below summarizes information about operations and long-lived assets as of and for the years ended July 31, 2003 and 2002:


                                                               ICC.NET           Service Bureau           Total
                                                             ------------        --------------        -----------
Year Ended  - July 31, 2003
Revenues from external customers                             $ 10,595,368         $  1,487,946         $ 12,083,314
                                                             ============         ============         ============

Operating loss (1)                                           $ (4,508,817)        $ (1,132,102)        $ (5,640,919)
Other income, net                                                (363,399)                --               (363,399)
                                                             ------------         ------------         ------------
                                                             $ (4,872,216)        $ (1,132,102)        $ (6,004,318)
                                                             ============         ============         ============
Supplemental segment information:
Amortization and depreciation                                $  1,588,964         $     86,775         $  1,675,739

Impairment of software inventory                                  248,077                 --                248,077
Impairment of capitalized software                                  --                 148,479              148,479
Impairment of marketable securities                               317,924                 --                317,924
Impairment of acquired intangibles                                  --                 982,142              982,142
Non-cash charges for stock-based
  compensation and services                                       139,415                 --                139,415

As of July 31, 2003
Property and Equipment, net                                  $    514,011         $     42,801         $    556,812
Capitalized software, net                                           --                 127,842              127,842
Acquired identified intangibles, net                            2,151,000                 --              2,151,000
Goodwill                                                           26,132            1,185,793            1,211,925
                                                             ------------         ------------         ------------
Long lived assets, net                                       $  2,691,143         $  1,356,436         $  4,047,379
                                                             ============         ============         ============


                                                               ICC.NET           Service Bureau           Total
                                                             ------------        --------------        -----------
Year Ended  - July 31, 2002
Revenues from external customers                             $ 12,588,613         $  1,633,183         $ 14,221,796
                                                             ============         ============         ============

Operating loss                                               $ (6,845,046)        $      4,949         $ (6,840,097)

Other income, net                                                 292,544                 --                292,544
                                                             ------------         ------------         ------------
                                                             $ (6,552,502)        $      4,949         $ (6,547,553)
                                                             ============         ============         ============
Supplemental segment information:

Amortization and depreciation                                $  2,018,052         $    114,415         $  2,132,467
Impairment of acquired intangibles                              1,710,617                 --              1,710,617

Non-cash charges for stock-based
  compensation and services                                       250,008                 --                250,008

As of July 31, 2002
Property and equipment, net                                  $  1,061,454         $     90,410         $  1,151,864
Capitalized software, net                                           --                 326,588              326,588

Acquired identified intangibles, net                            3,107,000                 --              3,107,000
Goodwill, net                                                      26,132            2,167,935            2,194,067
                                                             ------------         ------------         ------------
Long lived assets, net                                       $  4,194,586         $  2,584,933         $  6,779,519
                                                             ============         ============         ============


(1) Commencing in the second fiscal quarter of 2003, certain costs for executive management, human resources, selling and marketing, accounting and finance have been allocated to the Company's operating segments based on the level of services performed for each segment. For cost reduction purposes, these functions were centralized and are now performed by ICC.NET personnel. For the year ended July 31, 2003, ICC.NET allocated $135,000 of these costs to the Service Bureau segment.

INTERNET COMMERCE CORPORATION

Notes to consolidated financial statements


15.   SUPPLEMENTAL NON-CASH DISCLOSURES TO STATEMENT OF CASH FLOWS

   The Company had the following non-cash investing and financing activities:


                                                                                       Year ended July 31,
                                                                            2003              2002              2001
                                                                         ------------     -------------      -----------

Equipment acquired under capital leases                                       --          $   121,367        $    44,945
Issuance of common stock for dividends on preferred stock                  400,031            400,000            422,784
Private placement commissions                                               87,802            117,511               --
Common stock and warrants issued to investment advisors                       --              504,560               --
Amounts related to business combinations:
    Fair value of assets acquired, net of cash acquired                       --                 --           29,085,388
      Less:
          Liabilities assumed                                                 --                 --            1,902,751
          Fair value of equity instruments issued                             --                 --           20,797,639
          Cash to be distributed to option and warrant holders
               upon exercise                                                  --                 --              343,456
          Note receivable and accrued interest                                --                 --            5,000,000
          Transaction costs paid in prior period                              --                 --              369,487
          Transaction costs accrued                                           --                 --              650,000
                                                                       -----------        -----------        -----------
                                                                              --                 --           29,063,333
                                                                       -----------        -----------        -----------
  Payment for purchase of acquisitions, net of cash acquired                  --                 --               22,055

16.   QUARTERLY INFORMATION (UNAUDITED)

   The following unaudited quarterly financial information (in thousands, except for per share data) includes, in our opinion, all normal and recurring adjustments necessary to fairly state our consolidated results of operations and related information for the periods presented


                                                   First            Second             Third            Fourth
                                                  Quarter           Quarter           Quarter           Quarter
                                                  -------           -------           -------           -------
Fiscal 2003
Revenues, net                                     $ 3,050           $ 2,837           $ 3,094           $ 3,102
Total costs and expenses                            4,013             4,400             4,162             5,149
                                                  -------           -------           -------           -------
Operating loss                                       (963)           (1,563)           (1,068)           (2,047)
Interest and investment income, net                   (18)             (324)               (6)              (15)
Income tax benefit                                   --                --                --                --
                                                  -------           -------           -------           -------
Net loss                                          $  (981)          $(1,887)          $(1,074)          $(2,062)
                                                  =======           =======           =======           =======
Basic and diluted loss per common share           $ (0.09)          $ (0.17)          $ (0.11)          $ (0.16)
                                                  =======           =======           =======           =======

Fiscal 2002
Revenues, net                                     $ 3,046           $ 2,690           $ 2,725           $ 5,761
Total costs and expenses                           (5,195)           (4,678)           (4,528)           (6,661)
                                                  -------           -------           -------           -------
Operating loss                                     (2,149)           (1,988)           (1,803)             (900)
Interest and investment income, net                    44               (33)               65               216
Income tax benefit                                   --                --                --                --
                                                  -------           -------           -------           -------
Net loss                                          $(2,105)          $(2,021)          $(1,738)          $  (684)
                                                  =======           =======           =======           =======
Basic and diluted loss per common share           $ (0.22)          $ (0.19)          $ (0.21)          $ (0.06)
                                                  =======           =======           =======           =======

Schedule II.  Valuation and Qualifying Accounts


                                           Balance at      Additions                                           Balance at
                                           Beginning       Charted to         Additions                          End of
                                           of Period        Expense           Acquired        Deductions         period
                                          -----------     -----------        -----------     -----------      -----------

Year ended July 31, 2003
     Allowance for doubtful accounts      $   241,684     $    43,501        $               $   (64,904)     $   220,281
     Allowance on deferred tax asset      $27,774,150     $ 2,000,410        $      --       $      --        $29,774,560

Year ended July 31, 2002
     Allowance for doubtful accounts      $   224,022     $   223,107        $      --       $  (205,445)     $   241,684
     Allowance on deferred tax asset      $27,433,411     $   340,739        $      --       $      --        $27,774,150

Year ended July 31, 2001
     Allowance for doubtful accounts      $    74,388     $   261,640        $    23,949     $  (135,955)     $   224,022
     Allowance on deferred tax asset      $22,258,347     $ 5,175,064        $      --       $      --        $27,433,411